SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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USI Holdings Corporation

(Name of Registrant as Specified In Its Charter)

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April 26, 2006

To Our Shareholders:

On behalf of the Board of Directors and management of USI Holdings Corporation, I cordially invite you to the Annual Meeting of Shareholders to be held on Wednesday, May 24, 2006, at 1:00 p.m. (EDT), at our USI Holdings Corporation Corporate Conference Center, 555 Pleasantville Road, Briarcliff Manor, New York. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Details of business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our 2005 Annual Report to Shareholders, which contains financial statements and other important information about our business.

It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, we request your cooperation by promptly signing, dating and mailing the enclosed proxy card in the envelope provided for your convenience. You may revoke your proxy at any time, including if you do not attend the meeting and wish to vote in person.

Sincerely,

David L. Eslick Chairman of the Board, President and Chief Executive Officer

USI HOLDINGS CORPORATION

555 Pleasantville Road, Suite 160 S

Briarcliff Manor, New York 10510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 24, 2006

To the Shareholders of

USI Holdings Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of USI Holdings Corporation (the “Company”) will be held at 1:00 p.m. (EDT), on May 24, 2006, at the USI Holdings Corporation Corporate Conference Center, 555 Pleasantville Road, Briarcliff Manor, NY 10510, for the following purposes:

1.	To elect seven (7) directors to the Company’s Board of Directors.

2.	To approve the Amended and Restated Management Incentive Plan.

3.	To approve the Amended and Restated 2002 Equity Incentive Plan.

4.	To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Only shareholders of record as of April 7, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A proxy statement and a proxy card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy card promptly in the enclosed business reply envelope. You may revoke your proxy at any time, including if you do not attend the meeting and wish to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

ERNEST J. NEWBORN, II
Senior Vice President, General Counsel and Secretary

April 26, 2006

Whether or not you expect to be present at the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid business reply envelope. The proxy may be revoked at any time prior to exercise, and if you are present at the Annual Meeting, you may, if you wish, revoke your proxy at that time and exercise the right to vote your shares personally.

USI HOLDINGS CORPORATION

PROXY STATEMENT

Dated April 26, 2006

For the Annual Meeting of Shareholders

To be Held May 24, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of USI Holdings Corporation (the “Company”) for use at the Company’s 2006 Annual Meeting of Shareholders to be held on May 24, 2006, including any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Company intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about April 26, 2006.

Only shareholders of record at the close of business on April 7, 2006 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 57,796,222 shares of common stock, $.01 par value per share, of the Company outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the shareholders.

Proxies in the accompanying form, duly executed, and returned to the Secretary of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Each nominee for director has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. While management knows of no other matters to be brought before the Annual Meeting of Shareholders other than those set forth in the Notice of Annual Meeting, the persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof, including any vote to postpone or adjourn the Annual Meeting.

A copy of the Company’s 2005 Annual Report to Shareholders is being furnished herewith to each shareholder of record as of the close of business on the Record Date.

Quorum and Voting Requirements

The holders of a majority of the votes of all the shares of capital stock of the Company issued and outstanding and entitled to vote on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. For any business at the Annual Meeting, including the election of directors, the vote of a majority of the shares present and entitled to vote, assuming a quorum is present, shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law, by the Amended and Restated Certificate of Incorporation or by the Amended and Restated By-laws. An abstention and a “broker non-vote” are counted for purposes of determining the presence of a quorum at the Annual Meeting. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable regulations because the brokers have not received clear voting instructions from their customers.

PROPOSAL 1: ELECTION OF DIRECTORS

Composition and Recommendation of the Board

The Company’s Board of Directors presently consists of eight directors, seven of whom are independent directors. The directors are elected at annual or special meetings of shareholders or by written consent of the shareholders entitled to vote in lieu thereof, and each director elected shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified or until such director’s earlier death, incapacity, resignation or removal. Directors need not be shareholders. As previously disclosed in a current report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2006, Mr. Richard M. Haverland notified the Company that he did not intend to stand for re-election at the 2006 Annual Meeting. Therefore, in the event that all of the director nominees listed below are elected, following the 2006 Annual Meeting the Company’s Board of Directors will consist of seven directors, six of whom will be independent directors.

The Board of Directors recommends a vote “FOR” the nominees for director listed below for election to the Board of Directors.

Nomination of Directors

The seven nominees for election as directors are David L. Eslick, William L. Atwell, Ronald E. Frieden, Thomas A. Hayes, L. Ben Lytle, Robert A. Spass and Robert F. Wright. Information regarding each of the nominees is set forth below. The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director, the proxies will be voted for a substitute nominee as the Board of Directors may designate.

Except with respect to Mr. Haverland, all of the Company’s current directors are being nominated for election. If elected, their terms will expire at the Company’s next annual meeting in 2007.

About the Nominees

The following information as of April 1, 2006 has been furnished by the nominees for director.

Name (Age)	Information About the Nominees
David L. Eslick Director since 1998 Age: 47	Mr. Eslick has served as the Company’s chairman and chief executive officer since January 2002 and as the Company’s president since April 1999. He previously served as the Company’s chief operating officer from July 1998 until December 2002 and has been one of the Company’s directors since July 1998. From January 1998 to July 1998, Mr. Eslick served as the Company’s executive vice president for marketing and sales, and, from January 1997 to January 1998, Mr. Eslick served as senior vice president for marketing and sales. From October 1993 to January 1997, Mr. Eslick served as president and chief executive officer of Acordia of Cincinnati, Inc., the Cincinnati, Ohio-based subsidiary of Acordia, Inc., an insurance brokerage company. Mr. Eslick has over 21 years of industry experience.

William L. Atwell Director since 2006 Age: 55	Mr. Atwell has been a director since March 2006. He is the managing director of Atwell Associates, LLC, a consulting firm. He previously served as an executive vice president of The Charles Schwab Corporation from August 2000 to December 2005. Prior to that, Mr. Atwell served as senior vice president of national sales and delivery network, overseeing sales and HMO operations, at CIGNA Corporation from November 1996 to August 2000. From December 1973 to October 1996, Mr. Atwell served in various capacities in executive positions at Citibank/Citicorp. Mr. Atwell serves as a member of the Audit Committee of the Board of Directors.

Name (Age)	Information About the Nominees
Ronald E. Frieden Director since 2004 Age: 63	Mr. Frieden has been a director since January 2004. He served as audit partner with the public accounting firm of Ernst & Young LLP from 1979 until his retirement in 2003, during which time his focus was on public and private companies in the financial services industry. Mr. Frieden has over 39 years of experience in the financial services industry. Mr. Frieden serves as a member of the Audit Committee of the Board of Directors and, prior to April 2006, had been a member of the Compensation Committee of the Board of Directors.

Thomas A. Hayes Director since 2002 Age: 63	Mr. Hayes has been a director since November 2002. He is of counsel at the law firm Keating, Muething & Klekamp PLL. From 2002 to 2003, he served as vice president for KMK Consulting Company, a Cincinnati, Ohio-based consulting company. Prior to that time, for 23 years Mr. Hayes was employed in various positions by Great American Insurance Company, including, among others, general counsel and president of the commercial division. He serves as chairman of the Compensation Committee of the Board of Directors and prior to April 2006 had been a member of the Audit Committee of the Board of Directors.

L. Ben Lytle Director since 2003 Age: 59	Mr. Lytle has been a director since May 2003. He has served as the chairman and chief executive officer of AXIA Health Management, LLC, an Arizona-based health management company, since November 2004. He served as president of Anthem Insurance from March 1989 to April 1999 and as chief executive officer of Anthem Insurance from March 1989 to October 1999. He is an executive-in-residence at the University of Arizona School of Business and an adjunct fellow and trustee of the American Enterprise Institute. He serves as a director of Duke Realty Corporation, a real estate investment firm, and Monaco Coach Corporation, which is a manufacturer of motor coaches and recreational vehicles. Mr. Lytle serves as the Company’s presiding director and chairman of the Nominating and Governance Committee and a member of the Compensation Committee of the Board of Directors.

Robert A. Spass Director since 1999 Age: 49	Mr. Spass has been a director since November 1999. He is a partner of Capital Z Financial Services Fund II, L.P. Prior to co-founding Capital Z in 1998, Mr. Spass was the managing partner and co-founder of Insurance Partners I, L.P. Mr. Spass also was president and chief executive officer of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining International Insurance Investors, Mr. Spass was a director of investment banking at Salomon Brothers, with responsibility for corporate finance relationships with the insurance industry. Prior to joining Salomon, Mr. Spass was a senior manager for Peat Marwick Main & Co., providing accounting and consulting services for the insurance industry. He currently serves as a director of Universal American Financial Corporation, CERES Group, Inc., Endurance Specialty Holdings Ltd., Highlands Insurance Group and Aames Financial Corp. Mr. Spass serves as a member of the Compensation Committee and the Nominating and Governance Committee.

Robert F. Wright Director since 2002 Age: 80	Mr. Wright has been a director since November 2002. He has been president of Robert F. Wright Associates, Inc. since 1988. Previously, Mr. Wright was a senior partner of the public accounting firm of Arthur Andersen LLP. Mr. Wright currently serves as a director of Delphi Financial Group, Inc., The Navigators Group, Inc. and Universal American Financial Corp. Mr. Wright serves as the chairman of the Audit Committee of the Board of Directors and a member of the Nominating and Governance Committee.

Meetings and Committees of the Board

The Board of Directors meets on a regular basis to supervise, review and direct the Company’s business and affairs. During the year ended December 31, 2005, the Board of Directors held seven meetings, either in person or telephonically. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company’s affairs. In addition, the Board has appointed Mr. Lytle as the Company’s presiding director. The Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. The agenda for each regularly scheduled meeting of the Board of Directors allows for the independent directors to meet without management present. In 2005, no director attended less than 75% of the meetings of the Board of Directors and the committees on which he served (held during the period for which he was a director). Directors are encouraged to attend the Company’s annual shareholders’ meeting, and all directors but Messrs. Atwell (who was elected as a director on March 1, 2006), Frieden and Haverland attended the 2005 Annual Shareholders’ Meeting.

Director Independence Determination

At its meeting on May 25, 2005, and in the case of Mr. Atwell at a meeting held on March 1, 2006, the Board of Directors considered information regarding the relationships between each director and his family, on the one hand, and the Company, on the other, for the purpose of determining each director’s independence from the Company. The Board made its determinations under the published listing requirements of the Nasdaq National Market. The Nasdaq National Market independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq National Market listing requirements, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. After reviewing the information presented to it, the Board concluded that each director, including each nominee for director named above, except Mr. Eslick, satisfied the Nasdaq National Market standards of independence.

Directors’ Compensation

Mr. Eslick, who is a full-time employee of the Company, receives no additional compensation for services as a director.

During 2005, each non-employee director received an annual retainer of $30,000, payable in cash or in shares of the Company’s common stock at such director’s option and an annual equity grant of $30,000 in value, plus fees of $1,500 for each Board meeting attended and $1,000 for each Committee meeting attended. The chairs of the Audit, Compensation, and Nominating and Governance Committees were paid an additional fee as recognition of the additional services rendered in connection with committee chair responsibilities. These fees were $20,000 for the Audit Committee Chair and $15,000 for each of the Compensation Committee Chair and Nominating and Governance Committee Chair, payable in cash and/or Company’s common stock at such chair’s option. Upon joining USI, directors are granted restricted shares of $40,000 in value, subject to a three-year cliff vesting schedule.

Directors are eligible to participate in the Company’s Non-qualified Deferred Compensation Plan. This program, also available to a certain executives and sales professionals of the Company, allows for the deferral of any cash compensation to a later date.

Audit Committee

The principal function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the integrity of the financial statements of the Company, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. In furtherance of this purpose, the Audit Committee has, among other matters, the following responsibilities:

•	to select the Company’s independent auditors;

•	to review the scope of the audit to be conducted by the Company’s independent auditors, as well as the results of their audit;

•	to approve non-audit services provided by the Company’s independent auditors; and

•	to review the organization and scope of the Company’s internal system of audit, financial and disclosure controls, and the accounting standards and principles followed.

The Audit Committee held 14 meetings in 2005. The Audit Committee is comprised of three independent directors. Mr. Wright chairs the Audit Committee, and the other members of the Audit Committee are Mr. Frieden and, as of March 1, 2006, Mr. Atwell. Prior to April 2006, Messrs. Hayes and Haverland had served on the Audit Committee. As required by Nasdaq National Market listing standards, the members of the Audit Committee each qualify as “independent” under standards established by the SEC and the Nasdaq National Market for members of Audit Committees. The Audit Committee also includes at least two members, Messrs. Wright and Frieden, who were determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. A copy of the charter of the Audit Committee of the Board of Directors is attached to this Proxy Statement as Annex A.

Compensation Committee

The function of the Compensation Committee is to act on behalf of the Board of Directors in setting executive compensation policy, administering compensation plans approved by the Board of Directors and shareholders, and reviewing and approving or recommending to the Board of Directors, among other things, base salary levels, annual incentive awards, and equity incentive awards of the chief executive officer and the other named executive officers (as defined under “Executive Officer Compensation”). The Compensation Committee held five meetings in 2005. The Compensation Committee is comprised of three independent directors. Mr. Hayes chairs the Compensation Committee, and the other members of the committee are Messrs. Spass and Lytle. A copy of the charter of the Compensation Committee is available on the Company’s website at www.usi.biz. The report of the Compensation Committee can be found below under the heading “Compensation Committee Report on Executive Compensation.”

Nominating and Governance Committee

The function of the Nominating and Governance Committee is to suggest to the Board of Directors nominees to fill vacancies on the Board when they occur and to develop and review the Company’s governance principles and recommend proposed changes to the Board of Directors. The Nominating and Governance Committee also conducts on an annual basis a qualitative performance review and evaluation of the Company’s chief executive officer and reviews and makes appropriate decisions with respect to the Company’s management succession program. The Nominating and Governance Committee held four meetings in 2005. The Nominating and Governance Committee is currently comprised of three independent directors. Mr. Lytle, who is also the Company’s presiding director, chairs the Nominating and Governance Committee, and the other members of the committee are Messrs. Spass and Wright.

When assessing the appropriate skills and characteristics required of Board of Director members in the context of the current size and make-up, the Nominating and Governance Committee considers numerous factors. These factors include understanding of and accomplishments in the insurance industry and other relevant experience, as well as how well the prospective member would interact with the other Board members. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board of Directors at a particular point in time. As a result, the priorities and emphasis of the Nominating and Governance Committee and of the Board of Directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while the Committee focuses on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

The Nominating and Governance Committee will consider candidates proposed by shareholders, but at this time has not received any unsolicited candidate proposals from shareholders. The Nominating and Governance Committee would use the same criteria for evaluating candidates proposed by shareholders as it does for other candidates. A shareholder seeking to recommend a prospective nominee for the Nominating and Governance Committee’s consideration should submit the candidate’s name and qualifications to the Corporate Secretary via e-mail at enewborn@usi.biz, or by mail to Ernest J. Newborn, II, Corporate Secretary, USI Holdings Corporation, 555 Pleasantville Road, Suite 160 S, Briarcliff Manor, New York 10510. A copy of the charter of the Nominating and Governance Committee of the Board of Directors was attached as Annex A to the Company’s Proxy Statement filed with the SEC on April 21, 2004 and is available on the Company’s website at www.usi.biz.

Code of Ethics

The Board has adopted a Code of Ethics for directors and officers of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officer. A copy of the Code of Ethics is available on the Company’s website at www.usi.biz and was filed as an exhibit to the Company’s 2003 Annual Report on Form 10-K. The Company intends to disclose amendments to, or waivers from, the Code of Ethics, if any, on the Company’s website.

Code of Business Conduct

The Board has adopted a Code of Business Conduct that outlines the principles, policies and laws that govern the activities of the Company and its employees and establishes guidelines for professional conduct. All of the Company’s employees are required to read and follow the Code of Business Conduct.

Ethics Hotline

The Company strongly encourages employees to raise possible ethical issues. The Company maintains an ethics hotline that is available 24 hours a day, seven days a week, and which is centrally answered by an independent, third-party service. Callers may remain anonymous and, to further protect the caller’s anonymity, the telephone compliance hotline staff do not identify the gender of the caller, tape record the call or use “caller ID” or other methods to identify the telephone number of the caller. The Company prohibits retaliatory action against any individual for raising possible ethical issues, and employees at all levels are prohibited from retribution against anyone for reporting or supplying information about an ethical concern.

Communications from Shareholders to the Board

The Board of Directors recommends that shareholders deliver any communications to the Board in writing by sending them in care of the Corporate Secretary. Shareholders may send such communications by email to enewborn@usi.biz, or by mail to Ernest J. Newborn, II, Corporate Secretary, USI Holdings Corporation, 555 Pleasantville Road, Suite 160 S, Briarcliff Manor, New York 10510. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to review such correspondence and not forward those which in his discretion are frivolous or otherwise inappropriate for the Board’s consideration.

PROPOSAL 2: APPROVAL OF THE AMENDED AND

RESTATED MANAGEMENT INCENTIVE PLAN

The Company’s board of directors has amended and restated the 2000 Management Incentive Plan (the “Management Incentive Plan”) pursuant to which executive officers and other key executives of the Company and its subsidiaries may be entitled to receive annual bonus compensation contingent upon the attainment of certain performance goals. The Company intends that compensation payable under the plan will constitute “qualified performance-based compensation” under Section 162(m) of the Code.

In order to constitute “qualified performance-based compensation” under Section 162(m) of the Code, and thereby avoid potential nondeductibility of compensation paid to certain executive officers, the material terms of the Management Incentive Plan (including the class of eligible participants, the performance criteria contemplated by the plan and the maximum amount payable under the plan) must be approved by stockholders periodically. Accordingly, the Management Incentive Plan is being submitted for approval by stockholders.

A copy of the Management Incentive Plan is attached as Annex B hereto. The material features of the plan are described below, but this description is only a summary and is qualified in its entirety by reference to the actual text of the plan.

Purpose.    The purpose of the Management Incentive Plan is to provide executive officers and other key executives of the Company and its subsidiaries with an opportunity to earn annual incentive compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their contributions to the growth, profitability and success of the Company.

Administration.    The Management Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the board of directors of the Company which will be comprised solely of at least two persons who, to the extent required to satisfy the exception for “qualified performance-based compensation” under Section 162(m) of the Code, will be “outside directors” within the meaning of such section.

Subject to the express provisions of the Management Incentive Plan, the Committee has the authority to (i) establish performance goals for the granting of awards for each plan year, (ii) determine the executive officers and other key executives to whom awards are to be made for each plan year, (iii) determine whether the performance goals for any plan year have been achieved, (iv) authorize payment of awards under the plan, (v) adopt, alter and repeal such administrative rules, guidelines and practices governing the plan as it deems advisable, and (vi) interpret the terms and provisions of the plan.

Determination of Awards.    The amount of any award paid to a participant for any plan year will be an amount not greater than $3 million, which amount will be determined based on the achievement of one or more performance goals established by the Committee with respect to such participant. Performance goals may vary from participant to participant and shall be based upon one or more of the following criteria, as the Committee may deem appropriate: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created or economic profit; (7) operating margin or operating expense; (8) net income; (9) share price or total stockholder return; (10) book value; (11) expense ratio, (12) operating income; (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures; (14) loss ratio; (15) new business production; (16) investment programs initiated; (17) operating margin; (18) efficiency goals; and (19) employee retention or customer retention. The performance goals may be expressed as absolute goals, goals compared to past performance, goals compared to the performance of an index or benchmark or otherwise as determined by the Committee, and they may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. Not later than the day immediately preceding the first day of the plan year (or a later date as may be permitted pursuant to Section 162(m) of the Code), the Committee will establish (i) the executive officers or other key executives who will be eligible for an award for such plan year, (ii) the performance goals for such plan year, and (iii) the corresponding annual incentive compensation amounts payable under the plan upon achievement of the performance goals and satisfaction of any other conditions specified by the Committee.

Payment of Award.    Annual incentive compensation (if any) payable to any participant for a plan year will be paid after the end of the plan year, provided the Committee shall have first certified in writing (i) that the applicable performance goal or goals with respect to the participant for such plan year was satisfied and the level of attainment of the goal, and (ii) the amount of each participant’s award. The Committee, unless it determines otherwise, may exercise negative discretion to reduce the amount that would otherwise be payable under an award by reason of the applicable performance goals having been achieved. Payments under the plan will be in cash, except that, to the extent shares are available under a separate equity compensation plan of the Company and permitted to be granted in connection with an incentive award, the Committee may also provide that an award will be paid in whole or in part in shares of the Company’s common stock or other Company common stock-based awards, in any case with a fair market value at the time of payment not greater than $3 million. Unless otherwise determined by the Committee, a participant must be employed on the date of payment in order to receive a payment under the plan. Notwithstanding the foregoing, the Committee may determine, by separate agreement with any participant or otherwise, that all or a portion of an award for a plan year will be payable to the participant upon his or her death, disability, or termination of employment, or upon a change of control of the Company.

Non-Transferability.    No award or rights under the plan may be transferred or assigned other than by will or by the laws of descent and distribution.

Amendments and Termination.    The board of directors may terminate the plan and may amend it from time to time, except that no termination or amendment of the plan will materially and adversely affect the rights of a participant or a beneficiary with respect to previously certified annual incentive compensation. Amendments to the plan may be made without stockholder approval except as required to satisfy Section 162(m) of the Code.

Federal Income Tax Consequences.    The following is a summary of certain Federal income tax aspects with respect to the Management Incentive Plan based upon the laws in effect on the date hereof.

Upon payment of annual incentive compensation to a participant for any plan year pursuant to the Management Incentive Plan, the participant will recognize ordinary income in the amount of such compensation on the date the compensation is paid.

The Company will generally be entitled to a deduction equal to the amount taxable as ordinary income to the participant, subject to the limitation imposed by Section 162(m) of the Code. The Company intends that compensation paid to participants pursuant to the plan will generally constitute “qualified performance-based compensation” under Section 162(m) of the Code and, consequently, should generally not be subject to the $1 million deduction limit thereunder.

The foregoing is based upon Federal income tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the annual incentive compensation plan. Also, the specific state and local tax consequences to a participant and the Company may vary, depending upon the laws of the various states and localities and the individual circumstances of the participant.

Recommendation of the Board of Directors.    The Board of Directors recommends a vote “FOR” approval of adoption of the Amended and Restated Management Incentive Plan.

NEW PLAN BENEFITS

Future grants of awards, if any, that will be made to eligible participants in the Amended and Restated Management Incentive Plan are subject to the discretion of the Committee, and therefore are not determinable at this time.

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

The Company’s Board adopted the 2002 Equity Incentive Plan prior to the Company’s initial public offering, and it became effective with the consummation of the initial public offering. The 2002 Equity Incentive Plan was approved by shareholders of the Company prior to the initial public offering. Awards under the 2002 Equity Incentive Plan have qualified under a transitional exception to the limitation on deductibility of certain executive compensation under Section 162(m) of the Code for companies that become publicly held in an initial public offering. That transitional exception will end at the time of the Company’s annual meeting. As a result, the Company has amended and restated the 2002 Equity Incentive Plan in order to incorporate necessary provisions to comply with the “qualified performance-based compensation” exception under Section 162(m) of the Code for future awards, and the Company is seeking shareholder approval of the amendment and restatement of the plan in order to comply with that exception.

The amendment and restatement of the 2002 Equity Incentive Plan also added the ability to grant cash-based performance units so that the Company’s long term performance awards can qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code and, therefore, not be subject to the limit on deductibility under Section 162(m). The amendment and restatement also includes changes to comply with recent regulatory requirements and current practices. However, the aggregate number of shares available for issuance under the 2002 Equity Incentive Plan has not been increased under the amendment and restatement.

The following summary of the amended and restated 2002 Equity Incentive Plan is qualified in its entirety by reference to the amended and restated 2002 Equity Incentive Plan document, which is attached as Annex C to this Proxy Statement.

General.    The 2002 Equity Incentive Plan is intended to attract and retain persons who are eligible to participate in the plan, motivate such persons by means of appropriate incentives to contribute to the long-range growth and success of the Company, provide incentive compensation opportunities that are competitive with those of similar companies and further associate the interests of the Company’s executive officers, employees, directors and non-employee contributors with those of its other stockholders and thereby promote the long-term financial interest of the Company and enhance stockholder return. The 2002 Equity Incentive Plan will provide for the grant to eligible employees, consultants and directors of stock options, restricted shares, restricted share units, performance shares, performance units, and other share-based awards (the “Awards”). An aggregate of 10,269,515 shares of Company’s common stock were originally reserved for issuance under the 2002 Equity Incentive Plan, 2,332,070 of which remain available for issuance under the plan. In addition, during a calendar year (i) the maximum number of shares with respect to which options may be granted to a participant under the 2002 Equity Incentive Plan will be 500,000 shares, and (ii) the maximum number of shares which may be granted to a participant under the 2002 Equity Incentive Plan with respect to Awards intended to qualify as performance-based compensation under the Code (other than options) will be 200,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. In addition, if Awards are forfeited, terminated, surrendered or settled in cash or otherwise terminate without a distribution of shares to the participant, any shares counted against the number of shares reserved under the plan with respect to such Awards shall again be available for Awards under the plan. Shares issued pursuant to the 2002 Equity Incentive Plan will be either authorized but unissued shares or treasury shares.

Eligibility and Administration.    Officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the 2002 Equity Incentive Plan. The 2002 Equity Incentive Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board) as may be designated by the Board (the “Committee”). Unless otherwise determined by the Board, the Committee will consist of two or more members of the Board who are nonemployee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. The Committee will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards.

Except for certain antidilution adjustments, unless the approval of shareholders of the Company is sought at some later date and thereafter obtained, options issued under the 2002 Equity Incentive Plan will not be amended to lower their exercise price, and options issued under the 2002 Equity Incentive Plan will not be exchanged for other options with lower exercise prices.

Awards.    Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Company’s common stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive shares of Company’s common stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Performance objectives may vary from person to person and will be based upon such performance criteria as the Committee may deem appropriate. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Company’s common stock, as deemed by the Committee to be consistent with the purposes of the 2002 Equity Incentive Plan.

If the Committee determines that an Award of restricted shares, restricted share units, performance shares, performance units or other share-based awards should qualify under the performance-based compensation exception to the $1 million cap on deductibility of certain executive compensation under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such awards shall be contingent upon achievement of preestablished performance goals based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created or economic profit; (7) operating margin or operating expense; (8) net income; (9) share price or total stockholder return; (10) book value; (11) expense ratio, (12) operating income; (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures; (14) loss ratio; (15) new business production; (16) investment programs initiated; (17) operating margin; (18) efficiency goals; and (19) employee retention or customer retention. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The maximum amount payable upon settlement of cash-settled performance units or other cash-settled awards granted under the 2002 Equity Incentive Plan during any calendar year to any Participant that is intended to satisfy the requirements of performance-based compensation under Section 162(m) of the Code shall not exceed $1,500,000.

Nontransferability.    Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change in Control.    In the event of a change in control (as defined in the 2002 Equity Incentive Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable and all restrictions shall lapse, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes.    If the Committee determines that any dividend in shares, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the Company’s common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the 2002 Equity Incentive Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination.    The 2002 Equity Incentive Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Company’s common stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the 2002 Equity Incentive Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term.    The amendment and restatement of the 2002 Equity Incentive Plan is effective as of May 24, 2006, subject to shareholder approval. Unless earlier terminated, the 2002 Equity Incentive Plan will expire on the tenth anniversary of the effective date and no further awards may be granted thereunder after such date.

Federal Income Tax Consequences.    The following is a summary of the federal income tax consequences of the 2002 Equity Incentive Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options.    In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Company’s common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Company’s common stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Company’s common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Company’s common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the 2002 Equity Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the 2002 Equity Incentive Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Company’s common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Company’s common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Company’s common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Company’s common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Company’s common stock have been held. Where shares of Company’s common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Company’s common stock have been held.

If an option is exercised through the use of shares of Company’s common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares.    A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Company’s common stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Company’s common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Company’s common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Company’s common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Other Awards.    With respect to restricted share units, performance shares, performance units, and other Awards under the 2002 Equity Incentive Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2002 Equity Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes.    The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the 2002 Equity Incentive Plan.

Deductibility Limit on Compensation in Excess of $1 Million.    Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 2002 Equity Incentive Plan) by a public company to each “covered employee” (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options and other Awards granted under the 2002 Equity Incentive Plan to qualify as “qualified performance-based compensation” as set forth under Section 162(m), so that payments to named executive officers under the 2002 Equity Incentive Plan will be deductible under Section 162(m) of the Code.

Recommendation of the Board of Directors.    The Board of Directors recommends a vote “FOR” approval of the adoption of the Amended and Restated 2002 Equity Incentive Plan.

NEW PLAN BENEFITS

Future grants of awards, if any, that will be made to eligible participants in the Amended and Restated 2002 Equity Incentive Plan are subject to the discretion of the Committee, and therefore are not determinable at this time.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2005, with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	6,467,987	$10.75	2,644,467
Equity compensation plans not approved by our security holders	—	—	—

Total	6,467,987	$10.75	2,644,467

Executive Officers

The following table sets forth information regarding the Company’s executive officers as of April 1, 2006.

Name, Position, Age	Information About the Executive Officers
David L. Eslick Chairman of the Board, President and Chief Executive Officer Age: 47	Mr. Eslick has served as the Company’s chairman and chief executive officer since January 2002 and as the Company’s president since April 1999. He previously served as the Company’s chief operating officer from July 1998 until December 2002 and has been one of the Company’s directors since July 1998. From January 1998 to July 1998, Mr. Eslick served as the Company’s executive vice president for marketing and sales, and, from January 1997 to January 1998, Mr. Eslick served as senior vice president for marketing and sales. From October 1993 to January 1997, Mr. Eslick served as president and chief executive officer of Acordia of Cincinnati, Inc., the Cincinnati, Ohio-based subsidiary of Acordia, Inc., an insurance brokerage company. Mr. Eslick has over 22 years of industry experience.

Robert S. Schneider Executive Vice President and Chief Financial Officer Age: 52	Mr. Schneider has served as the Company’s executive vice president and chief financial officer since March 2003 and as the Company’s executive vice president of finance and administration since November 2002. From June 1998 to November 2002, Mr. Schneider served as vice president, finance and controller for Anthem, Inc., an Indianapolis, Indiana-based healthcare benefits and insurance company. From January 1997 to June 1998, Mr. Schneider served as vice president mergers and acquisitions for Anthem, Inc. Mr. Schneider has over 27 years of industry experience.

Edward J. Bowler Senior Vice President, Corporate Development Age: 49	Mr. Bowler has served as the Company’s senior vice president, corporate development since March 2003 and previously as the Company’s chief financial officer from October 2001 to March 2003 and as senior vice president, finance from January 2000 to October 2001. From September 1997 to January 2000, Mr. Bowler served in several financial and operational positions with the Company. From October 1993 until September 1997, Mr. Bowler served as chief financial officer of Acordia of San Francisco, Inc., the San Francisco, California-based subsidiary of Acordia, Inc. Mr. Bowler has over 17 years of industry experience.

Name, Position, Age	Information About the Executive Officers
Stewart H. Gibson Senior Vice President and Chief Information Officer Age: 42	Mr. Gibson has served as the Company’s senior vice president and chief information officer since March 2006. From 2000 until February 2006, he had previously served on the executive team at Pitney Bowes in various roles including as vice president of solutions management. In 2000, he was the senior vice president and chief technology officer at EFACILITY.COM. From 1985 until 2000, he worked for General Electric in various roles, including as the Chief Information Officer for General Electric Support Services from 1997 to 2000.

Jeffrey L. Jones Senior Vice President and Chief Marketing Officer Age: 51	Mr. Jones has served as the Company’s senior vice president and chief marketing officer since December 2002. He had previously served as the Company’s regional chief executive officer, USI West Coast, from 1999 until 2002. From 1994 to 1999, he served as executive vice president and chief operating officer of TriWest Insurance Services, a Southern California-based insurance broker acquired by the Company in 1994. Mr. Jones has over 29 years of industry experience.

Phillip E. Larson, III Senior Vice President, Operations Age: 35	Mr. Larson has served as the Company’s senior vice president, operations, since March 2006. He had previously served as the Company’s vice president, operations, from January 2004 until February 2006. From August 1998 until December 2003, he served in various capacities at Capital Z Financial Services Partners, including as a partner. From 1995 until 1998, Mr. Larson served in various positions at Zurich Centre Resource, including as a principal. Mr. Larson has over 11 years of industry experience.

Robert J. Nesbit Senior Vice President and Chief Human Resources Officer Age: 49	Mr. Nesbit has served as the Company’s senior vice president and chief human resources officer since December 2003. From August 2002 until December 2003, Mr. Nesbit was President of The Nesbit Group, a human resources consulting firm located in Bala Cynwyd, Pennsylvania. From March 2002, until July 2002, Mr. Nesbit served as vice president, global staffing and diversity of the Campbell Soup Company. From April 1997 until August 2001, Mr. Nesbit served as human resources director for Time, Inc.

Ernest J. Newborn, II, Senior Vice President, General Counsel and Secretary Age: 48	Mr. Newborn has served as the Company’s senior vice president, general counsel and secretary since September 1998. From August 1997 to September 1998, Mr. Newborn served as vice president of Anthem, Inc., an Indianapolis, Indiana-based healthcare benefits and insurance company. From May 1994 to August 1997, Mr. Newborn served as vice president, general counsel and secretary of Acordia, Inc., which, at the time of his tenure, was a publicly held insurance brokerage and related financial services company. Mr. Newborn has over 15 years of industry experience.

PRINCIPAL SHAREHOLDERS

Beneficial Ownership

The following tables set forth information with respect to the beneficial ownership of shares of the common stock of the Company, which is the Company’s only class of voting stock, as of March 6, 2006, by:

•	each person known by the Company to own beneficially more than 5% of the Company’s common stock;

•	each of the Company’s directors;

•	the Company’s named executive officers; and

•	all of the Company’s directors and executive officers as a group.

As of March 6, 2006, the number of outstanding shares of the Company’s common stock was 57,673,153 shares. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Persons Known to Own More Than 5% of Common Stock Outstanding

Name	Address	Shares of common stock beneficially owned	Percentage beneficially owned
Capital Z Financial Services Fund II, L.P. (1)	Capital Z Partners 54 Thompson Street New York, NY 10012	9,511,107	16.5%

ValueAct Capital (2)	ValueAct Capital 435 Pacific Avenue, 4th Floor San Francisco, CA 94133	5,128,161	8.9%

Fidelity Management & Research Company (3)	Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	4,508,579	7.8%

MSD Capital, L.P. (4)	MSD Capital, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022-5910	4,460,396	7.7%

Wasatch Advisors, Inc. (5)	Wasatch Advisors, Inc. 150 Social Hall Avenue, 4th Floor Salt Lake City, UT 84111	3,739,395	6.5%

Lord, Abbett & Co. LLC (6)	Lord, Abbett & Co. LLC 90 Hudson Street, 11th Floor Jersey City, NJ 07302	3,378,999	5.9%

Director and Executive Officer Common Stock Ownership

Name	Position	Shares of common stock beneficially owned	Percentage beneficially owned
David L. Eslick (7) (8)	Chairman of the Board, President and Chief Executive Officer	695,685	1.2%

William L. Atwell (7)	Director	3,740	*

Ronald E. Frieden (8)	Director	17,050	*

Richard M. Haverland (8)	Director	32,832	*

Thomas A. Hayes (8)	Director	27,925	*

L. Ben Lytle (8)	Director	23,469	*

Robert A. Spass (8) (9)	Director	9,844,016	17.1%

Robert F. Wright (8)	Director	30,191	*

Robert S. Schneider (7) (8)	Executive Vice President and Chief Financial Officer	156,789	*

Jeffrey L. Jones (7) (8)	Senior Vice President and Chief Marketing Officer	394,466	*

Ernest J. Newborn, II (7) (8)	Senior Vice President, General Counsel and Secretary	195,203	*

Edward J. Bowler (7) (8)	Senior Vice President, Corporate Development	151,901	*

Directors and executive officers as a group (14 people) (8) (9)		11,660,272	20.2%

*	Less than 1%. The address of all directors and executive officers is c/o USI Holdings Corporation, 555 Pleasantville Road, Suite 160 S, Briarcliff Manor, New York 10510.
(1)	The shares of common stock beneficially owned by Capital Z Financial Services Fund II, L.P. are directly held by Capital Z Financial Services Fund II, L.P. and its affiliate Capital Z Financial Services Private Fund II, L.P., in the following amounts: (a) Capital Z Financial Services Fund II, L.P.—9,384,942 shares; (b) Capital Z Financial Services Private Fund II, L.P.—49,882 shares; and (c) 76,283 shares which were acquired through the exercise of warrants on July 21, 2004 by Capital Z Financial Services Fund II, L.P. All other shares are beneficially owned as described in footnotes (8) and (9).
(2)	Based upon the information contained in a Schedule 13D/A filed on April 28, 2005, the following persons beneficially own in the aggregate 5,128,161 of the Company’s shares:

Shareholder	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
ValueAct Capital Master Fund, L.P.	5,060,610	0	5,060,610	0	5,060,610
ValueAct Capital Partners Co-Investors, L.P.	67,551	0	67,551	0	67,551
VA Partners, L.L.C.	5,128,161	0	5,128,161	0	5,128,161
Jeffrey W. Ubben	5,128,161	0	5,128,161	0	5,128,161
George F. Hamel, Jr.	5,128,161	0	5,128,161	0	5,128,161
Peter H. Kamin	5,128,161	0	5,128,161	0	5,128,161

The address of each of the above persons is 435 Pacific Avenue, Fourth Floor, San Francisco, California 94133.

(3)	Based upon the information contained in a Schedule 13G/A filed on February 14, 2006, the following persons beneficially own in the aggregate 4,508,579 of the Company’s shares:

Shareholder	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
FMR Corp.	4,508,579	1,070,300	0	4,508,579	0
Edward C. Johnson 3d	4,508,579	4,508,579	0	4,508,579	0

FMR Corp., Edward C. Johnson 3d and the Fidelity funds each has sole dispositive power over 3,463,879 of these shares beneficially owned by Fidelity Management & Research Company; neither FMR Corp. nor Edward C. Johnson 3d has sole voting power over the shares owned by the Fidelity funds, which power resides in the funds’ Boards of Trustees. FMR Corp. and Edward C. Johnson 3d each has sole dispositive power and sole voting power over 1,044,700 of these shares beneficially owned by Fidelity Management Trust Company. The address of each of the above persons is 82 Devonshire Street, Boston, Massachusetts 02109.
(4)	Based upon the information contained in a Schedule 13G/A filed on February 14, 2006, the following persons beneficially own in the aggregate 4,460,396 of the Company’s shares:

Shareholder	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
MSD Capital, L.P.	4,460,396	0	4,460,396	0	4,460,396
MSD Torchlight, L.P.	1,230,149	0	1,230,149	0	1,230,149
MSD SBI, L.P.	1,607,590	0	1,607,590	0	1,607,590
MSD Value Investments, L.P.	1,622,657	0	1,622,657	0	1,622,657

The address of each of the above persons is 645 Fifth Avenue, 21st Floor, New York, New York 10022.
(5)	Based upon the information contained in a Schedule 13G filed on February 14, 2005 by Wasatch Advisors, Inc. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.
(6)	Based upon the information contained in a Schedule 13G filed on February 14, 2005 by Lord, Abbett & Co., LLC. The address of Lord, Abbett & Co., LLC is 90 Hudson Street, 11th Floor, Jersey City, NJ 07302.
(7)	Includes restricted stock held as follows: 72,600 shares held by Mr. Eslick; 2,740 shares held by Mr. Atwell; 23,273 shares held by Mr. Schneider; 21,977 shares held by Mr. Jones; 10,876 shares held by Mr. Newborn; and 10,876 shares held by Mr. Bowler.
(8)	Includes shares of stock that are held directly or indirectly for the benefit of such individuals or jointly, or directly or indirectly for members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed. Also includes shares of stock which may be acquired within sixty days of March 6, 2006, through the exercise of stock options as follows: Mr. Eslick, 577,520 shares; Mr. Frieden, 10,000 shares; Mr. Haverland, 7,500 shares; Mr. Hayes, 9,000 shares; Mr. Lytle, 5,000 shares; Mr. Spass, 21,000 shares; Mr. Wright, 9,000 shares; Mr. Schneider, 130,923 shares; Mr. Jones, 268,346 shares; Mr. Newborn, 173,244 shares; and Mr. Bowler, 131,515 shares.
(9)	Mr. Spass owns 311,909 shares. Because Mr. Spass is a partner of Capital Z Financial Services Fund II, L.P., he may be deemed to beneficially own shares owned by Capital Z Financial Services Fund II, L.P. and its affiliates. All such other shares are beneficially owned as described in footnote (1), and Mr. Spass disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

RELATED PARTY TRANSACTIONS

Ronald E. Eslick, who is the brother of the Company’s Chairman, President and Chief Executive Officer, David L. Eslick, is employed by a subsidiary of the Company as a sales and marketing executive and for his services received $326,522 in compensation for the year ended 2005.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation

The following table provides summary information concerning the various forms of compensation of each person who was (i) at any time during 2005, the Company’s chief executive officer or (ii) at December 31, 2005, one of the Company’s four most highly compensated executive officers, other than the chief executive officer (together with the Company’s chief executive officer, the “named executive officers”). “All Other Compensation” includes perquisites and other personal benefits paid to each of the named executive officers, such as 401(k) plan profit sharing and matching contributions and relocation benefits.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus (1)			Other Annual Compensation (2)	Restricted Stock Awards			Securities Underlying Options		All Other Compensation
David L. Eslick Chairman of the Board, President and Chief Executive Officer	2005 2004 2003	$ $ $	529,077 487,019 420,317	$ $ $	560,000 75,000 318,750		— — —	$ $	499,778 224,998 —	(9)	57,010 40,948 —	(9)	$ $ $	380,661 11,310 153,006	(3)(10)(11) (4)(8) (5)(6)

Jeffrey L. Jones Senior Vice President and Chief Marketing Officer	2005 2004 2003	$ $ $	350,000 348,235 341,107	$ $ $	245,000 36,750 893,927	(7)	— — —	$ $	112,400 125,007 —		25,654 22,749 —		$ $ $	7,200 36,401 43,249	(3) (4)(8) (5)(6)

Robert S. Schneider Executive Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	303,623 270,673 250,961	$ $ $	200,000 24,750 112,500		— — —	$ $	112,400 149,994 —		25,654 27,299 —		$ $ $	6,991 6,928 95,779	(3) (4) (5)(6)

Ernest J. Newborn, II Senior Vice President, General Counsel and Secretary	2005 2004 2003	$ $ $	275,000 270,673 250,962	$ $ $	175,000 49,500 112,500		— — —	$ $	42,467 50,003 —		9,692 9,100 —		$ $ $	7,063 111,315 7,229	(3) (4)(8) (5)

Edward J. Bowler Senior Vice President, Corporate Development	2005 2004 2003	$ $ $	240,000 237,647 224,665	$ $ $	160,000 43,200 101,883		— — —	$ $	42,467 50,003 —		9,692 9,100 —		$ $ $	6,923 7,282 128,103	(3) (4) (5)(6)

(1)	Amounts represent bonuses paid for services rendered during the years 2005, 2004 and 2003.
(2)	Officers may receive perquisites and personal benefits, the dollar amount of which are below current SEC thresholds for reporting requirements.
(3)	Amount shown includes 401(k) plan profit sharing and matching contributions for the year 2005, for the individuals in the following amounts: David L. Eslick, $6,300; Jeffrey L. Jones, $6,300; Robert S. Schneider, $6,300; Ernest J. Newborn, II, $6,300; and Edward J. Bowler, $6,300. Amount shown also includes term life insurance premiums paid by the Company for the fiscal year 2005, for the individuals in the following amounts: David L. Eslick, $900; Jeffrey L. Jones, $900; Robert S. Schneider, $691; Ernest J. Newborn, II, $763; and Edward J. Bowler, $623.
(4)	Amount shown includes 401(k) plan profit sharing and matching contributions for the year 2004, for the individuals in the following amounts: David L. Eslick, $6,150; Jeffrey L. Jones, $6,150; Robert S. Schneider, $6,150; Ernest J. Newborn, II, $6,150; and Edward J. Bowler, $6,150. Amount shown also includes term life insurance premiums paid by the Company for the fiscal year 2004 for the individuals in the following amounts: David L. Eslick, $1,440; Jeffrey L. Jones, $1,525; Robert S. Schneider, $778; Ernest J. Newborn, II, $1,135; and Edward J. Bowler, $1,132.
(5)

Amount shown includes 401(k) plan profit sharing and matching contributions for the year 2003, for the individuals in the following amounts: David L. Eslick, $6,000; Jeffrey L. Jones, $6,000; Robert S.

Schneider, $6,000; Ernest J. Newborn, II, $6,000; and Edward J. Bowler, $6,000. Amount shown also includes term life insurance premiums paid by the Company for the fiscal year 2003, for the individuals in the following amounts: David L. Eslick, $1,595; Jeffrey L. Jones, $1,525; Robert S. Schneider, $797; Ernest J. Newborn, II, $1,229; and Edward J. Bowler, $1,101.

(6)	Amount shown includes relocation benefits received in 2003 in connection with the Company’s relocation of its corporate office from San Francisco, California to Briarcliff Manor, New York, for the individuals in the following amounts: David L. Eslick, $145,411; Jeffrey L. Jones, $35,724; Robert S. Schneider, $88,982; and Edward J. Bowler, $121,002.
(7)	Amount shown as bonus in the year 2003 for Mr. Jones includes a bonus in the amount of $732,173 paid in the form of loan forgiveness and a resulting tax gross up. Such loan forgiveness and resulting tax gross up relate to an employment agreement entered into by the Company and Mr. Jones in April 2000 and involve loans previously made by the Company to Mr. Jones in 1994 and 1998.
(8)	Amount shown includes relocation benefits received in 2004 in connection with the Company’s relocation of its corporate office from San Francisco, California to Briarcliff Manor, New York, for the individuals in the following amounts: David L. Eslick, $3,720; Jeffrey L. Jones, $28,726; and Ernest J. Newborn, II, $104,030.
(9)	Amount shown includes 22,026 restricted shares valued at $250,000 in connection with David L. Eslick signing an amendment to the amended and restated employment agreement which included a more restrictive non-compete covenant.
(10)	Amount shown includes relocation benefits received in 2005 in connection with the Company’s relocation of its corporate office from San Francisco, California to Briarcliff Manor, New York, for David L. Eslick in the following amount, $123,461.
(11)	Amount shown includes $250,000 cash payment in connection with his signing an amendment to the amended and restated employment agreement, which included a more restrictive non-compete covenant.

Perquisites

In order to facilitate the performance of their management responsibilities, the Company provides to certain of its named executive officers car service, occasional chartered corporate aircrafts and club memberships. These services and goods are provided for use for business purposes and the costs thereof are considered ordinary and necessary business expenses of the Company rather than personal benefits or perquisites for the executives. With respect to club memberships, the Company has purchased a corporate golf club membership in the name of the Company for a total of $600,000. This amount, which does not bear interest, is refundable upon the earlier of 30 years from the date of admission to the club, resignation of the membership and reissuance of the membership to another party or purchase of a replacement membership. Under the terms of the membership, the Company is permitted to designate three individuals to use the club facilities. The Company has designated Messrs. Eslick, Schneider and Jones. The Company is permitted to change the corporate designees by paying a nonrefundable redesignation fee. Monthly club dues are paid by the individual designees who receive no reimbursement for such payments from the Company. The individuals do receive reimbursement from the Company if they incur additional expenses, such as meals and greens fees related to their business use of club facilities. Any personal benefit any of these persons may have derived from the use of the membership is regarded as incidental and the amount thereof has therefore not been included in the compensation shown in the Summary Compensation Table.

Stock Options Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2005 to the named executive officers.

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5% ($) (3)	10% ($) (4)
David L. Eslick	57,010	11.1%	$11.54	4/6/2015	$413,747	$1,048,516
Jeffrey L. Jones	25,654	5.0%	$11.54	4/6/2015	$186,182	$471,823
Robert S. Schneider	25,654	5.0%	$11.54	4/6/2015	$186,182	$471,823
Ernest J. Newborn, II	9,692	1.9%	$11.54	4/6/2015	$70,339	$178,253
Edward J. Bowler	9,692	1.9%	$11.54	4/6/2015	$70,339	$178,253

(1)	All options are granted with respect to the Company’s common stock. The options vest with respect to 25% of the related shares on each of the first four anniversaries of April 6, 2005. The Company has no stock appreciation rights outstanding.
(2)	The values shown are based on the assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by SEC rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of the Company’s common stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option will be measured by the difference between the price of the Company’s common stock and the exercise price on the date the option is exercised.
(3)	For the values stated in this column to be realized, the price of the Company’s common stock would have to appreciate from $11.54 to $18.80 during the 10-year option term.
(4)	For the values stated in this column to be realized, the price of the Company’s common stock would have to appreciate from $11.54 to $29.93 during the 10-year option term.

Aggregated Option Exercises in Last Year and Year End Option Values

The following table shows information concerning stock options held by each of the named executive officers at December 30, 2005. The value of unexercised in-the-money options was based on the last reported sales price for the Company’s common stock on the Nasdaq National Market on December 30, 2005 of $13.77 per share. None of the named executive officers exercised options during the year ended December 30, 2005.

	Number of Securities Underlying Unexercised Options at December 30, 2005		Value of Unexercised In-The-Money Options at December 30, 2005
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Eslick	544,087	256,889	$1,896,834	$880,676
Jeffrey L. Jones	253,004	119,515	$865,881	$409,245
Robert S. Schneider	116,174	96,779	$437,976	$168,875
Ernest J. Newborn, II	164,261	78,073	$584,957	$243,330
Edward J. Bowler	122,512	78,234	$427,563	$165,414

Employment, Change of Control and Other Agreements

David L. Eslick.    Under an amended and restated employment agreement, as amended, effective January 22, 2002, Mr. Eslick serves as the Company’s chairman, chief executive officer and president. The agreement ends on December 31, 2006 and automatically renews unless Mr. Eslick is given 120 days’ notice prior to its termination date. Under the agreement, Mr. Eslick is entitled to receive an annual salary of not less than $560,000. Mr. Eslick also is eligible to receive a bonus under the Company’s Management Incentive Plan and will be eligible to receive stock-based compensation under the Company’s 2002 Equity Incentive Plan. If the Company does not extend Mr. Eslick’s agreement for another term, or if his employment is terminated either without cause or by Mr. Eslick for good reason, including a change of control and diminution of duties, Mr. Eslick is entitled to receive, for three years from the date of termination, his then current base salary and benefits plus the higher amount of the current year’s target bonus or the prior year’s actual bonus payment. For two years after termination of his employment, Mr. Eslick is restricted from soliciting clients, employees and previously identified acquisition targets of the USI companies. In addition, for one year after termination of employment, Mr. Eslick is restricted from competing with the Company.

Jeffrey L. Jones.    Under an amended employment agreement originally effective December 1, 2002, Mr. Jones serves as the Company’s senior vice president and chief marketing officer. The agreement ends on November 30, 2007 and automatically renews unless Mr. Jones is given 120 days’ notice prior to its termination date. Under the agreement, Mr. Jones is entitled to receive an annual salary of not less than $350,000. Mr. Jones also is eligible to receive a bonus under the Company’s Management Incentive Plan and will be eligible to receive stock-based compensation under the Company’s 2002 Equity Incentive Plan. If the Company does not extend Mr. Jones’ agreement for another term, or if his employment is terminated either without cause or by Mr. Jones for good reason, including a change of control or diminution of duties, Mr. Jones is entitled to receive, for two years from the date of termination, his then current base salary and benefits plus the higher amount of the current year’s target bonus or the prior year’s actual bonus payment. For two years after termination of his employment, Mr. Jones is restricted from competing, soliciting clients, employees and previously identified acquisition targets of the USI companies. If he is terminated for cause or if Mr. Jones terminates his employment without good reason, the two year post-employment non-competition provision is reduced to a one year period.

Robert S. Schneider.    Under an amended employment agreement originally effective November 1, 2002, Mr. Schneider serves as the Company’s executive vice president and chief financial officer. The agreement ends on October 31, 2007 and automatically renews unless Mr. Schneider is given 120 days’ notice prior to its termination date. Under the agreement, Mr. Schneider is entitled to receive an annual salary of not less than $315,000. Mr. Schneider is also eligible to receive a bonus under the Company’s Management Incentive Plan and will be eligible to receive stock-based compensation under the Company’s 2002 Equity Incentive Plan. If the Company does not extend Mr. Schneider’s agreement for another term, or if his employment is terminated either without cause or by Mr. Schneider for good reason, including a change of control and a diminution of duties, Mr. Schneider is entitled to receive one years’ salary and benefits from the date of termination, plus an amount of the current year’s target bonus. For two years after termination of his employment, Mr. Schneider is restricted from soliciting clients, employees and previously identified acquisition targets of the USI companies.

Ernest J. Newborn, II.    Under an amended and restated employment agreement effective January 22, 2002, Mr. Newborn serves as the Company’s senior vice president, general counsel and secretary. The agreement ends on December 31, 2006 and automatically renews unless Mr. Newborn is given 120 days’ notice prior to its termination date. Under the agreement, Mr. Newborn is entitled to receive an annual salary of not less than $275,000. Mr. Newborn also is eligible to receive a bonus under the Company’s Management Incentive Plan and will be eligible to receive stock-based compensation under the Company’s 2002 Equity Incentive Plan. If the Company does not extend Mr. Newborn’s agreement for another term, or if his employment is terminated either without cause or by Mr. Newborn for good reason, including a change of control and a diminution of duties, Mr. Newborn is entitled to receive, for two years from the date of termination, his then current base salary and benefits plus the higher amount of the current year’s target bonus or the prior year’s actual bonus payment. For two years after termination of his employment, Mr. Newborn is restricted from soliciting clients, employees and previously identified acquisition targets of the USI companies.

Edward J. Bowler.    Under an amended and restated employment agreement effective June 2, 2003, Mr. Bowler serves as senior vice president, corporate development. The agreement ends on December 31, 2006, and automatically renews unless Mr. Bowler is given 120 days’ notice prior to its termination date. Under the

Agreement, Mr. Bowler is entitled to receive an annual salary of not less than $240,000. Mr. Bowler also is eligible to receive a bonus under the Company’s Management Incentive Plan and will be eligible to receive stock-based compensation under the Company’s 2002 Equity Incentive Plan. If the Company does not extend Mr. Bowler’s agreement for another term, or if his employment is terminated either without cause or by Mr. Bowler for good reason, including a change of control and a diminution of duties, Mr. Bowler is entitled to receive, for two years from the date of termination, his then current base salary and benefits plus the higher amount of the current year’s target bonus or the prior year’s actual bonus payment. For two years after termination of his employment, Mr. Bowler is restricted from soliciting clients, employees and previously identified acquisition targets of the USI companies.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan provides for the purchase of up to 1,600,000 shares of the Company’s common stock by the Company’s employees. The Company will deliver repurchased and/or newly issued shares under this plan. Under the Employee Stock Purchase Plan, eligible employees will be entitled to purchase, during specified windows, an annual maximum amount of the Company’s common stock at a discounted price. By providing eligible employees with incentives to purchase the Company’s common stock, the Employee Stock Purchase Plan is intended to promote broad-based employee ownership within the Company.

Retirement Savings Plan

The Company has established a 401(k) retirement savings plan that is intended to qualify as a profit-sharing plan under Internal Revenue Code Section 401(a) and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The plan was established and is maintained for the exclusive benefit of the Company’s eligible employees and their beneficiaries. The plan was effective January 1, 1995. The Company makes matching contributions for active participants equal to 75% of their permitted contributions, up to a maximum of three percent of the participant’s annual salary. Eligible employees are immediately 100% vested in their individual contributions and vest 20% per year in the Company’s contributions beginning with their second year of service, becoming 100% vested after their fifth year of service. Vesting in the Company’s contributions also occurs upon attainment of retirement age, death or disability.

Deferred Compensation Plan

Effective January 1, 2005, the Company implemented a Non-qualified Deferred Compensation Plan. Executives and sales professionals with annual cash compensation of $200,000 or more are eligible to participate. Members of the Board of Directors are also eligible. As of January 1, 2006, the plan had 28 participants with estimated annual contributions of $1 million. New hires and acquired employees meeting eligibility guidelines are eligible to participate within 30 days of their hire/acquisition date. The plan accepts voluntary contributions on behalf of a participant. There are no employer contributions to the plan at this time. All contributions are made to the plan before any federal or state income taxes are withheld; however, compensation deferred under the plan is subject to social security tax and state unemployment tax.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

The Company’s executive compensation program is designed to offer market competitive compensation opportunities, which are tied to individual, financial and stock performance.

The objectives of the Company’s executive compensation program are to:

•	Align the interests of executives and the Company’s shareholders through the use of equity-based compensation.

•	Emphasize pay-for-performance by placing a significant portion of total compensation “at risk,” the payout of which is tied to the improved performance of the Company and the achievement of other critical individual and business objectives.

•	Retain and attract talented executives by providing total compensation that is competitive with compensation at other insurance brokerage companies and related peers or general industry peers, where appropriate.

•	Support the Company’s efforts to develop superior leadership for the organization.

The Company is committed to placing a percentage of total compensation at risk by linking incentives to stock performance and to the achievement of financial, operational and strategic goals that will ultimately create shareholder value. In addition, the program recognizes and rewards exceptional individual contributions.

The Compensation Committee (the “Committee”) believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with the Company’s overall compensation objectives, and is in the best interests of the Company and its shareholders. It is the Committee’s intention to comply with the requirements under Section 162(m) of the Internal Revenue Service on an ongoing basis, starting with the 2006 calendar year.

Executive Compensation Program Components

The principal components of the executive compensation program are: base salary, annual incentive compensation and long-term incentive compensation. The Committee annually receives information from the Company and from external compensation consultants on the competitiveness of the level and structure of its executive compensation, specifically as it compares with that of a selected group of peer companies with which the Company competes for business and for executive talent. These peer companies include but are not limited to those insurance brokerage companies reflected in the performance graph appearing elsewhere in the Proxy Statement. Periodically, the Committee meets with an outside compensation consultant to assess the competitiveness of the executive compensation program and its effectiveness in linking pay to company performance and shareholder value creation.

Base Salary

Base salaries are targeted at the median of competitive market data for comparable positions. Annually, the Committee reviews and approves individual salary adjustments for the Company’s chief executive officer and members of senior management. Salary increases are based on a consideration of individual competencies, performance, potential, value-added contributions, changes in responsibility as well as general movement in external salary levels. The Committee’s decisions regarding salary adjustments for the company’s chief executive officer and senior management are consistent with the salary increase guidelines in effect for employees, established each year by the Company. It is the Committee’s belief that base salary increases should not be the primary source of compensation growth for senior management.

Annual Bonus

Annual incentives are designed to reinforce the Company’s risk/reward orientation and to focus the attention of participants on achieving key performance objectives that support the company’s business strategy. These awards are intended to deliver competitive compensation for achieving company financial objectives and individual performance goals that the Committee believes are primary drivers of shareholder value creation over time. Annual bonus targets under the 2000 Management Incentive Plan (the “MIP”) are periodically reviewed and adjusted to position the Company competitively against peer companies. Annual bonus targets vary by position and level of responsibility. The annual bonus pool for corporate executives is based on the Company’s overall financial performance relative to the prior year’s results and expectations established by the Committee at the start of the year. The primary emphasis is placed on improving the Company’s cash earnings per share results, with a secondary emphasis on individual performance.

Incentive opportunities under the MIP have both upside potential and downside risk. The upside potential—up to 200% of target—can be attained if performance goals are substantially outperformed. The downside risk is that employees may not receive an annual bonus depending on Company performance, as well as their individual performance.

In 2005, individual awards could range from 0% to 200% of targeted levels and were decided based upon a review of individual performance against annual goals, which include financial, operational and strategic management objectives. Awards are made in the sole discretion of the Committee.

After reviewing the Company’s performance during 2005 against the established financial objectives, the Committee approved individual awards for the Company’s chief executive officer and other members of senior management that reflected the Company’s target earnings per share performance, as well as their own individual accomplishments.

Long-Term Incentives

Long-term incentives are designed to closely align the long-term interest of executives with those of shareholders and are targeted at the median of general industry and peer company levels. Eligible participants include executive management and other senior managers responsible for implementing operational plans designed to achieve the Company’s long-term strategic objectives as approved by the Board of Directors.

In 2005, the Committee granted a combination of restricted shares and stock options in order to provide a competitive long-term incentive to employees in direct alignment with the interests of shareholders, to conserve shares and to respond to trends in the marketplace. All individual equity awards for executive officers are based on position and level of responsibility, as well as individual performance. Restricted shares are used to deliver a portion of the value previously delivered through stock options.

In 2005, the Committee approved the acceleration of vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $13.75 per share. The acceleration, effective for options outstanding as of December 16, 2005, allowed the company to eliminate a one-time future compensation expense associated with the adoption of FASB Statement No. 123R beginning in 2006. This action was expected to reduce the Company’s pre-tax stock option compensation expense by approximately $2 million.

2005 Chief Executive Officer Compensation

The compensation of the Company’s chief executive officer (“CEO”) is based on the same factors as compensation for other executive officers. In setting the CEO’s target annual compensation opportunity, the Committee seeks to be competitive with CEO compensation in peer companies and to place a majority of the CEO compensation at risk by linking pay to the achievement of the Company’s annual and long-term financial and operating goals and Company stock price performance.

The Committee’s decisions about Mr. Eslick’s compensation were made in accordance with the Company’s executive compensation program and philosophy as follows:

Effective July 1, 2005, the Committee increased Mr. Eslick’s salary from $500,000 to $560,000 based on competitive benchmarking against the salaries of other CEOs. Mr. Eslick’s salary had fallen below the median of the compensation survey group, based on the latest available data.

After the close of the 2005 calendar year, the Committee reviewed the Company’s financial results against prior year’s results and against expectations established for the year. The Committee determined that Mr. Eslick would receive an annual bonus for 2005 performance at the incentive target provided for his position but consistent with individual performance goals. The approved award was $560,000, or 100% of his annual target.

In April 2005, the Committee approved the grant of 57,010 stock options and 21,645 restricted shares for 2005, made at the time of the Company’s annual grant. These awards are consistent with external benchmarking and internal equity practice in place for Company participants.

Thomas A. Hayes, Chairman

Ronald E. Frieden

L. Ben Lytle

Robert A. Spass

STOCK PERFORMANCE GRAPH

Set forth below is a graph and table indicating the value at the end of the specified time periods of a $100 investment made on October 22, 2002 (the first day of trading of the Company’s common stock on the Nasdaq National Market) in the Company’s common stock and similar investments made in the Standard & Poor’s 500 Index and securities of companies in a peer group of insurance broker and agency companies comprised of Arthur J. Gallagher & Co., Hilb Rogal & Hobbs Company, Willis Group Holdings Limited, Hub International Limited and Brown & Brown, Inc. The graph and table assume the reinvestment of any dividends received.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of beneficial ownership and changes in such with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2005 were met in a timely manner.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005, with the Company’s management and independent auditors. The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee has received the written disclosures and letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and the Audit Committee has discussed with such auditors the independence of such auditors.

Based on the foregoing review and discussions, the Audit Committee has recommended to the Company’s Board of Directors that the Company’s audited financial statements for the year ended December 31, 2005, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Robert F. Wright, Chairman

Richard M. Haverland

Thomas A. Hayes

Ronald E. Frieden

The foregoing Audit Committee report shall not be incorporated by reference into any of the Company’s prior or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing. Mr. Atwell became a member of the Audit Committee on March 31, 2006 which was subsequent to the meetings at which the matters discussed in the Audit Committee Report were considered. It is for this reason that his name does not appear at the end of the Audit Committee report above.

Fees Billed by the Company’s Independent Auditors

	Deloitte & Touche LLP
	Year ended December 31, 2005	Year ended December 31, 2004
Audit Fees (1)	$2,217,000	$2,653,000
Audit-Related Fees (2)	$84,000	$41,000
Tax Fees (3)	$133,000	$381,000
All Other Fees	—	—
Total	$2,434,000	$3,075,000

(1)	Fees for audit services included fees associated with the annual audit of the Company’s financial statements on Form 10-K, the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q and for procedures performed in connection with filing the Company’s registration statements on Form S-3 and S-8 in 2005.
(2)	Fees for audit-related services principally included fees for an audit of the Company’s 401(k) plan and services in connection with acquisitions.
(3)	Fees for tax services, primarily tax compliance.

The Audit Committee has considered and determined that the provision of these services is compatible with maintaining the principal accountant’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the Company’s independent auditors. In addition to approving the engagement of the independent auditors to audit the Company’s consolidated financial statements, the Audit Committee must approve all use of the Company’s independent auditors for non-audit services prior to any such engagement.

SHAREHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING

Any shareholder who wishes to present a proposal appropriate for consideration at the Company’s 2007 Annual Meeting of Shareholders must submit the proposal in proper form to the Company at the address set forth on the Notice of Annual Meeting of Shareholders no later than December 27, 2006, for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to such annual meeting.

Shareholder proposals submitted outside of the procedures set forth above, including nominations for Directors, must be mailed to the Company Attn: Secretary, at the address referenced above and must be received by the Secretary on or before March 12, 2007. If a proposal is received after that date, the Company’s proxy for the 2007 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2007 Annual Meeting.

OTHER MATTERS

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders, with the opportunity to make a statement should they choose to do so and to be available to respond to questions, as appropriate.

Dated: April 26, 2006

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE THEIR PROXY BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

ANNEX A

USI Holdings Corporation

AUDIT COMMITTEE CHARTER

Members.    The Audit Committee (“Committee”) of the Board of Directors of USI Holdings Corporation (“Company”) shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. All members of the Committee shall be independent directors as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the Nasdaq National Market, Inc. (“NASDAQ”). All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a financial expert.

Purposes, Duties, and Responsibilities.    The purpose of the Committee shall be to assist the Board in its oversight of the integrity of the financial statements of the Company, of the Company’s compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Company’s internal audit function and independent auditors. The Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent auditor in relation to the audit or review of the Company’s financial statements.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

1. To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or NASDAQ requirements.

2. To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

3. To recommend, for shareholder approval, the independent auditor to examine the Company’s accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select and evaluate the independent auditor. The Committee shall review with the full Board of Directors any proposed discharge of the independent auditors. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor.

4. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure, and periodically review compliance with such steps.

5. To review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

6. To review and approve the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, compensation and rotation of the internal audit officer and staff.

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7. To review, with the Chief Financial Officer and such others as the Committee deems appropriate, the Company’s internal system of audit and financial controls and the results of internal audits.

8. To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm’s internal quality-control procedures; any significant changes required or any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. The Committee will also address any serious difficulties or disputes with management encountered during the audit and address the coordination of audit efforts between the independent auditor and the internal audit staff to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Company.

9. To prepare and publish an annual Committee report in the Company’s proxy statement.

10. To set policies for the hiring of employees or former employees of the Company’s independent auditor.

11. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. This should include regular reviews of the Company’s programs for compliance with various laws and regulations relative to the Company’s business and operations, and recommendations for changes to the Company’s Code of Business Conduct and overseeing Company compliance activities. In connection with these reviews, the Committee will meet, as deemed appropriate, with the General Counsel and other Company officers or employees. The Committee will review and approve all related-party transactions. The Committee will also review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditors.

In addition to the above, the Committee shall perform such other functions as assigned by law, the Company’s charter or bylaws or the Board of Directors.

The Committee shall meet separately at least quarterly with management, with the corporate audit staff and also with the Company’s independent auditors.

The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

The Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

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ANNEX B

USI HOLDINGS CORPORATION

MANAGEMENT INCENTIVE PLAN

(as amended and restated, effective as of January 1, 2006)

SECTION 1. Purpose.

USI Holdings Corporation (the “Company”) has, subject to shareholder approval, amended and restated this Management Incentive Plan (the “Plan”), effective as of January 1, 2006, in order to provide the Company with an additional means to attract and retain executive officers and other key executives by providing them with an opportunity to earn annual incentive compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their contributions to the growth, profitability and success of the Company from year to year.

The Company intends that compensation payable under the Plan will constitute “qualified performance-based compensation” under Section 162(m) of the Code (as hereinafter defined). The Plan shall be interpreted and construed in a manner consistent with such intent.

SECTION 2. Definitions.

2.1. “Award” means the amount of incentive compensation to which a Participant is entitled for each Plan Year as determined by the Committee pursuant to Sections 4 and 5 of the Plan.

2.2. “Board” means the Company’s Board of Directors.

2.3. “Code” means the Internal Revenue Code of 1986, as amended, including applicable regulations thereunder.

2.4. “Committee” means the Compensation Committee of the Board, which shall be comprised solely of at least two persons who, to the extent required to satisfy the exception for performance-based compensation under Section 162(m) of the Code, are “outside directors” within the meaning of such section. However, no act of the Committee shall be void or deemed to be without authority due to the failure of a member to meet any qualification requirement at the time the action is taken.

2.5. “Determination Date” means the day not later than the 90th day of a Plan Year or such other date by which the Committee may establish performance goals for a Plan Year without causing an Award to be treated as other than performance-based compensation under Section 162(m) of the Code.

2.6. “Eligible Employee” means any executive officer (as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) or other key executive of the Company or its subsidiaries.

2.7. “Participant” means an Eligible Employee who has been selected by the Committee to potentially receive an Award for a given Plan Year, subject to achievement of one or more performance goals and satisfaction of other conditions under the Plan or specified by the Committee.

2.8. “Plan Year” means the fiscal year of the Company or such other period established by the Committee.

SECTION 3. Administration.

The Plan shall be administered by the Committee or, with respect to non-executive officers who are Eligible Employees, its designee. The Committee or, with respect to non-executive officers who are Eligible Employees, its designee, shall have the authority to establish performance goals for the awarding of Awards for each Plan Year; to determine the Participants for each Plan Year; to determine whether performance goals for each Plan Year have been achieved; to authorize payment of Awards under the Plan, including determining the form and timing of payment and any conditions (such as further service requirements) that will apply to such payment; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; and to interpret the terms and provisions of the Plan. All determinations made by the Committee or its designee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Eligible Employees.

SECTION 4. Determination of Awards.

The amount of a Participant’s Award for any Plan Year shall be an amount not greater than $3,000,000, which amount shall be determined based on the achievement of one or more performance goals established by the Committee with respect to a Participant. Performance goals may vary as among Participants and shall be based upon one or more of the following criteria, as the Committee may deem appropriate: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created or economic profit; (7) operating margin or operating expense; (8) net income; (9) Share price or total stockholder return; (10) book value; (11) expense ratio, (12) operating income; (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures; (14) loss ratio; (15) new business production; (16) investment programs initiated; (17) operating margin; (18) efficiency goals; and (19) employee retention or customer retention. Performance goals may be expressed as absolute goals, goals compared to past performance, goals compared to the performance of a published or special index or benchmark deemed applicable by the Committee, or otherwise as determined by the Committee. The performance goals may be determined by reference to the performance of the Company and/or a subsidiary or affiliate of the Company, or of a division or unit of any of the foregoing. No later than the Determination Date for a Plan Year, the Committee shall designate (i) the Participants for such Plan Year, (ii) the performance goals for such Plan Year and (iii) the corresponding Award amounts payable to each Participant under the Plan upon achievement of such performance goals and satisfaction of other conditions under the Plan or specified by the Committee. So long as an Award is fully contingent upon a measure of performance as specified in this Section 4, the Committee may consider other measures of performance or other circumstances in its exercise of discretion (“negative discretion”) to reduce the final Award. The Committee may specify at the time an Award opportunity is authorized or at any other time such other performance measures or other terms upon which it will exercise negative discretion.

SECTION 5. Payment of Award.

An Award (if any) to a Participant for a Plan Year shall be paid following the end of the Plan Year; provided, however, that the Committee shall have first certified in writing (i) that the applicable performance goal or goals with respect to such Participant for such Plan Year were satisfied and the level of the attainment of such goal or goals, (ii) that all other material terms upon which payment of the Award is conditioned were satisfied and (iii) the amount of each Participant’s Award. The Committee, unless it determines otherwise, may exercise negative discretion to reduce the amount that would otherwise be payable under an Award by reason of the applicable performance goal’s having been achieved. Payments will be in cash, subject to any conditions the Committee may impose; provided, however, that the Committee may also provide that an Award will be paid in whole or in part in shares of the Company’s common stock or other Company common stock-based awards, including restricted shares, restricted share units or other share awards, if and to the extent that shares are available under a separate equity compensation plan of the Company and permitted to be granted in connection with such incentive awards, in any case with an aggregate fair market value at the time of payment not to exceed $3,000,000. If a Participant dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award shall be paid to a designated beneficiary or, if no beneficiary has been designated, to the Participant’s estate, in the form of a lump sum payment in cash as soon as practicable after the Award for the Plan Year has been determined and certified in accordance with this Section 5. Except as set forth in the preceding sentence or as otherwise determined by the Committee, as a condition to the receipt of payment under an Award, a Participant must be employed by the Company or a subsidiary at the time of such payment. Notwithstanding the foregoing, the Committee may determine, by separate agreement with any Participant or otherwise, that all or a portion of an Award for a Plan Year shall be payable to the Participant upon the Participant’s death, disability or termination of employment with the Company or a subsidiary, or upon a change of control of the Company, during the Plan Year.

SECTION 6. Non-transferability.

No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

SECTION 7. Amendments and Termination.

The Board may terminate the Plan at any time and may amend it from time to time, provided, however, that no termination or amendment of the Plan shall materially and adversely affect the rights of a Participant or a beneficiary with respect to a previously certified Award except with the written consent of such Participant or beneficiary. Amendments to the Plan may be made without shareholder approval except as required to satisfy Section 162(m) of the Code.

SECTION 8. General Provisions.

8.1. Nothing set forth in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements. Neither the adoption of the Plan or any Award hereunder shall confer upon any person any right to continued employment.

8.2. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

8.3. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, the authorization of Awards and performance goals in recognition of unusual or nonrecurring events, including stock splits, stock dividends, reorganizations, mergers, consolidations, large, special and non-recurring dividends, and acquisitions and dispositions of businesses and assets, affecting the Company and its subsidiaries or any business unit thereof, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority would cause an Award potentially grantable hereunder to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

8.4. The Company shall deduct from any payment in settlement of a Participant’s Award or other payment to the Participant any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law with respect to the Award.

8.5. The validity, construction, and effect of the Plan and any rules and regulations or document hereunder shall be determined in accordance with the laws (including those governing contracts) of New York, without giving effect to principles of conflicts of laws.

SECTION 9. Effective Date; Shareholder Approval

The Plan as amended and restated shall become effective as of January 1, 2006, subject to approval by the stockholders of the Company at the Company’s 2006 Annual Meeting of Stockholders. The Company currently intends that the Plan will subsequently be submitted for reapproval of shareholders no later than the first meeting of shareholders that occurs in the fifth year following the year in which shareholders of the Company previously approved the Plan.

ANNEX C

USI HOLDINGS CORPORATION

AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

SECTION 1. Establishment and Purpose.

The purposes of the Amended and Restated 2002 Equity Incentive Plan are to (i) attract and retain persons who are eligible to participate in the Plan, (ii) motivate such persons, by means of appropriate incentives, to contribute to the long-range growth and success of the Company, (iii) provide incentive compensation opportunities that are competitive with those of other similar companies and (iv) further associate the interests of the Company’s directors, executive officers, employees, and non-employee contributors with those of its other stockholders through compensation that is based on the performance of the Company’s Shares, and thereby promote the long-term financial interest of the Company and enhance stockholder return.

SECTION 2. Administration.

(a) Authority of the Committee.    The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority.    The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. By accepting an Award under the Plan, each Eligible Person accepts the authority and discretion of the Committee as set forth in, and exercised in accordance with, this Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion.    Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e) No Option Repricing Without Shareholder Approval.    Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options issued under the Plan shall not be amended to lower their exercise price and Options issued under the Plan will not be exchanged for other Options with lower exercise prices.

(f) Limitation on Committee’s Authority under 409A.    Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

SECTION 3. Eligibility.

(a) General Rule.    Subject to the terms and conditions of the Plan, only Eligible Persons shall receive awards under the Plan. As used herein, the term “Eligible Persons” means (i) an Employee or Consultant of the Company, a Subsidiary or an Affiliate, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an Employee, Consultant or Director, in connection with his or her hiring or retention prior to the date the Employee, Consultant or Director first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the Employee, Consultant or Director first performs such services.

(b) Ten-Percent Stockholders.    Notwithstanding anything to the contrary herein, if an ISO is granted to an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries (i) the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms shall not be exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4. Stock Subject to Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 10,269,515. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged, surrendered or settled in cash or otherwise terminate without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Awards shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options may be granted during a calendar year to any Eligible Person under this Plan shall be 500,000 Shares, and (ii) with respect to which Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code may be granted during a calendar year to any Eligible Person under this Plan shall be the equivalent of 200,000 Shares.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; and provided further, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

SECTION 5. Terms and Conditions of Awards or Sales.

(a) General.    Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b) Options.    The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price.    The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii) Option Term.    The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii) Time and Method of Exercise.    The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) Termination of Service (Except by Death, Disability or Retirement).    If a Participant’s Service terminates for any reason other than the Participant’s death, Disability or Retirement, then the Participant’s Options shall expire on the earliest of the following occasions:

(A) the termination date of the Option determined pursuant to subsection (b)(ii) above; or

(B) the date thirty days after the termination of the Participant’s Service for any reason other than Death, Disability, Retirement or Cause, or such later date as the Board of Directors may determine; or

(C) the date of the termination of the Participant’s Service for Cause, or such later date as the Board may determine.

The Participant may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had vested and otherwise become exercisable before the Participant’s Service terminated. The balance of such Options shall lapse when the Participant’s Service terminates.

(v) Termination of Service in the Event of Death, Disability or Retirement.    If a Participant dies or becomes Disabled while the Participant is in Service, or upon Retirement of the Participant, the Participant’s Options shall expire on the earlier of the following dates:

(A) the expiration date of the Option determined pursuant to subsection(b)(ii) above; or

(B) the date 12 months after the Participant’s termination of Service.

All or part of the Participant’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the Participant’s legal representative, executors or administrators of the Participant’s estate, or by the person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s termination of Service. The balance of such Options shall lapse when the Service of the Participant terminates.

(vi) Payment of Exercise Price.    Payment for Shares purchased pursuant to this Plan may be in cash (check) or cash equivalents at the time of purchase, in any manner set forth below and in any combination of the following:

(A) by surrender of Shares that either (x) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (or, if such Shares were purchased from the Company by use of a promissory note, such note has been fully repaid with respect to such Shares); or (y) were acquired by the Participant in the public market; or

(B) with respect only to purchases upon exercise of an Option, and provided that a public market for the Shares exists: (x) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Member”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares thereby purchased to pay the exercise price, and whereby the NASD Member irrevocably commits upon receipt of the proceeds of such sales to forward the exercise price directly to the Company; or (y) through a “margin” commitment from the Participant and a NASD Member whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares thereby purchased to the NASD Member in a margin account as security for a loan from the NASD Member in the amount of the exercise price and, whereby the NASD Member irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

(c) Restricted Shares.    The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions.    Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture.    Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Dividends.    Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date, and subject to such conditions, as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(d) Restricted Share Units.    The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions.    Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the

Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture.    Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(iii) Dividend Equivalents.    Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect.

(e) Performance Shares and Performance Units.    The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period.    The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value.    At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events.    If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv) Forfeiture.    Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v) Payment.    Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

(f) Other Share-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(f).

SECTION 6. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. Subject to the provisions of Section 2(e) hereof prohibiting Option repricing without shareholder approval, the per Share exercise price of any Option which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate, or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Term of Awards.    The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant (or, in the case of ISOs, such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(d) Nontransferability.    Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e) Noncompetition.    The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of the Company or its Affiliates.

SECTION 7. Performance Awards.

(a) Performance Awards Granted to Covered Employees.    If the Committee determines that an Award (other than an Option) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(a).

(i) Performance Goals Generally.    The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created or economic profit; (7) operating margin or operating expense; (8) net income; (9) Share price or total stockholder return; (10) book value; (11) expense ratio, (12) operating income; (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures; (14) loss ratio; (15) new business production; (16) investment programs initiated; (17) operating margin; (18) efficiency goals; and (19) employee retention or customer retention. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit.    Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b) or 7(a)(v), as applicable.

(iv) Settlement of Performance Awards; Other Terms.    Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

(v) Maximum Annual Cash Award.    The maximum amount payable upon settlement of a cash-settled Performance Unit (or other cash-settled Award) granted under this Plan in any calendar year to any Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $1,500,000.

(b) Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m) of the Code. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

SECTION 8. Adjustment of Shares.

(a) Change in Control.    Unless the applicable Award Agreement provides otherwise, (i) all of a Participant’s Awards shall become vested and exercisable in full upon a Change in Control of the Company, and (ii) upon a Change in Control of the Company before the Participant’s Service terminates, any right to repurchase a Participant’s Shares issued under the Plan at the original purchase price upon termination of the Participant’s Service shall lapse and all of such Shares shall become vested.

(b) Mergers and Consolidations.    In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Participants’ consent, may provide for:

(i) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation);

(ii) The assumption of the Plan and such outstanding Awards by the surviving corporation or its parent;

(iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Awards; or

(iv) The cancellation of each outstanding Award after payment to the Participant of an amount in cash or cash equivalents equal to (A) the Fair Market Value of the Shares subject to such Award at the time of the merger or consolidation minus (B) the exercise price of the Shares subject to such Award.

(c) Reservation of Rights.    Except as provided in this Section 8, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. General Provisions.

(a) Compliance with Legal and Trading Requirements.    The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service.    Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state, foreign and local law.

(d) Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s shareholders (i) to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e) No Rights to Awards; No Shareholder Rights.    No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans.    No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination.    The amendment and restatement of the Plan shall become effective as of May 24, 2006 (the “Effective Date”) subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l) Section 409A.    It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

(m) Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 10. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” means any Option, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall mean (unless a different definition exists in any employment agreement between the Company and the Participant) any of the following with respect to the Participant:

(i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company;

(ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

(iii) gross negligence in connection with the performance of Services;

(iv) continued failure to perform assigned duties after receiving written notification from the supervisory representative of the Company;

(v) fraud; or

(vi) willful misconduct resulting in economic harm to the Company.

The foregoing definition of “Cause” shall not be deemed an exclusive list of all acts or omissions that the Company (or a Parent or Subsidiary) may consider as grounds for the discharge of a Participant.

(g) “Change in Control” shall mean (unless a different definition exists in any employment agreements or Award Agreement between the Company and the Participant):

(i) a dissolution or liquidation of the Company;

(ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, and the awards granted under this Plan are assumed, converted or replaced by the successor corporation);

(iii) a merger in which the Company is the surviving corporation and upon the effectiveness of which the stockholders of the Company immediately prior to such merger cease to own at least 50% of the Company’s outstanding voting securities;

(iv) the acquisition or transfer of more than 50% of the Company’s outstanding shares by tender offer or other similar transaction; or

(v) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(i) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(j) “Company” means USI Holdings Corporation, a corporation organized under the laws of Delaware, or any successor corporation.

(k) “Consultant” shall mean a person or entity who performs bona fide services for the Company, a Parent, a Subsidiary or an Affiliate as a consultant or advisor, excluding Employees and Directors.

(l) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(m) “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment for a continuous period of at least ninety (90) days.

(n) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(p) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(q) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r) “NQSO” means any Option that is not an ISO.

(s) “Option” means a right, granted under Section 5(b), to purchase Shares.

(t) “Other Share-Based Award” means a right, granted under Section 5(f), that relates to or is valued by reference to Shares.

(u) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(v) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(w) “Performance Share” means a performance share granted under Section 5(e).

(x) “Performance Unit” means a performance unit granted under Section 5(e).

(y) “Plan” means this 2006 Long Term Incentive and Share Award Plan.

(z) “Restricted Shares” means an Award of Shares under Section 5(c) that may be subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Share Unit” means a right, granted under Section 5(d), to receive Shares or cash at the end of a specified deferral period.

(bb) “Retirement” shall mean the voluntary termination of Service upon or following the attainment of age 55.

(cc) “Service” shall mean service as an Employee, Director or Consultant.

(dd) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(ee) “Shares” or “Stock” means common stock, $.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(gg) “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by or providing services to a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment or service because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

SECTION 11. Execution.

To record the adoption of the amendment and restatement of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

USI HOLDINGS CORPORATION

By:	/s/ Robert J. Nesbit

Title:	Senior Vice President, Chief
Human Resources Officer

USI HOLDINGS CORPORATION

555 PLEASANTVILLE ROAD

BRIARCLIFF MANOR, NY 10510

(914) 749-8500

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David L. Eslick and Robert S. Schneider and Ernest J. Newborn, II each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of Common Stock of USI Holdings Corporation which the undersigned is entitled to vote at the annual meeting of stockholders of USI Holdings Corporation to be held at the Corporation’s corporate office, 555 Pleasantville Road, Briarcliff Manor, NY on May 24, 2006 at 1:00 p.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat:

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be marked, dated and signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS, WHICH IS SOLICITING THIS PROXY, RECOMMENDS A VOTE “FOR” PROPOSAL 1, 2, AND 3.

					FOR	AGAINST	ABSTAIN
PROPOSAL 1. ELECTION OF DIRECTORS			PROPOSAL 2.	APPROVAL OF AMENDED	☐	☐	☐
Nominess:				AND RESTATED
01 Atwell, William L.		WITHHELD		MANAGEMENT INCENTIVE
02 Eslick, David L.	FOR	FOR ALL		PLAN
03 Frieden, Ronald E.	☐	☐			FOR	AGAINST	ABSTAIN
04 Hayes, Thomas A.			PROPOSAL 3.	APPROVAL OF AMENDED	☐	☐	☐
05 Lytle, L. Ben				AND RESTATED 2002
06 Spass, Robert A.				EQUITY INCENTIVE PLAN
07 Wright, Robert F.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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